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Washington, DC

April 22, 2010

A-Power Energy Generation Systems, Ltd.
No. 44 Jingxing North Street
Tiexi District
Shenyang, Liaoning
China 110021

Ladies and Gentlemen:

We have acted as special US counsel to A-Power Energy Generation Systems, Ltd, a company incorporated under the laws of the British Virgin Islands (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) of the Company under the United States Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof with respect to (a) 7,210,451 issued and outstanding common shares, par value $0.0001 per share, of the Company (“Common Shares”), (b) 2,099,822 Series A Warrants, (c) 789,144 Series B Warrants  (together with the Series A Warrants, the “Warrants”) and (d) up to 3,755,660 Common Shares issuable upon exercise of the Warrants.

We have examined the Registration Statement, the Securities Purchase Agreement dated January 21, 2010 between the Company and the Selling Shareholders named in the Registration Statement pursuant to which the Company issued and sold the Warrants and the issued and outstanding Common Shares to the Selling Shareholders, and, except as set forth below, such other agreements, certificates of public officials and officers of the Company, records, documents and matters of law that we have deemed relevant.

Based upon and subject to the foregoing and subject further to the assumptions, exceptions, limitations and qualifications hereinafter stated, we are of the opinion that the Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

The opinion expressed in the preceding paragraph is subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or law, (iv) public policy considerations, statutes or court decisions that may limit a party’s right to obtain indemnification against its own negligence, willful misconduct or unlawful conduct, and (v) the unenforceability under certain circumstances of broadly or vaguely stated waivers of rights granted by law where the waivers are against public policy or prohibited by law.

The law covered by this opinion is limited to the present law of the State of New York. In rendering the opinion set forth above, we have assumed that under the laws of the British Virgin Islands, the Company has duly authorized, executed and delivered the Warrants and that the Warrants have been validly issued by the Company.  We note that these issues, and certain other issues concerning matters of British Virgin Islands law relating to the authorization and valid issuance of the issued and outstanding Common Shares and the Common Shares issuable upon exercise of the Warrants are addressed in the separate opinion of Maples and Calder being filed as an exhibit to the Registration Statement, and we express no opinion with respect to such matters.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We undertake no, and disclaim any, duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters and opinions set forth herein.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP